UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [_]

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[x]  Definitive Proxy Statement

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[_] Soliciting Material Under Rule 14a-12

EAGLE BULK SHIPPING INC.
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

April 8, 2008

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders, which will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time, on Thursday, May 22, 2008. On the following pages you will find the formal Notice of Annual Meeting and Proxy Statement.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, if you have elected to receive your proxy materials by mail, please date, sign and return the proxy card to be mailed to you on or about April 11, 2008. If you received your proxy materials over the Internet, please vote by Internet or by telephone in accordance with the instructions provide in the Notice of Internet Availability of Proxy Materials that you will receive in the mail.

     I hope that you will attend the meeting, and I look forward to seeing you there.

Sincerely,

/s/ Sophocles N. Zoullas
Sophocles N. Zoullas
Chairman and Chief Executive Officer

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 22, 2008

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Eagle Bulk Shipping Inc., a Marshall Islands corporation ("Eagle Bulk Shipping" or the "Company"), will be held on Thursday, May 22, 2008, at 10:00 a.m., local time, at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, for the following purposes:

1.	To elect two Class III Directors to the Board of Directors;

2.	To ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008; and

3.	To transact such other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.

     As of the date of this proxy statement, the Company has received no notice of any matters, other than those set forth above, that may properly be presented at the Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the proxy card, or their duly constituted substitutes acting at the Annual Meeting, or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote the shares represented by proxy or otherwise act on such matters in accordance with their judgment.

     The close of business on March 26, 2008 has been fixed as the record date for determining those shareholders entitled to vote at the Annual Meeting. Accordingly, only shareholders of record as of the close of business on that date are entitled to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. A list of such shareholders will be available at the Annual Meeting.

     Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 22, 2008.

(1)	This communication presents only an overview of the more complex proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

(2)	The proxy statement is available at http://ww3.ics.adp.com/streetlink/egle.

(3)	If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 22, 2009 to facilitate timely delivery.

     Please read the proxy statement which is available at http://ww3.ics.adp.com/streetlink/egle and, if you have requested to receive paper copies of our proxy materials by mail, the instructions on the proxy card included therein, which will be mailed to you on or about April 11, 2008. Whether or not you expect to attend the Annual Meeting in person, and no matter how many shares you own, please vote your shares as promptly as possible. Submitting a proxy now will help assure a quorum and avoid added proxy solicitation costs.

     If you attend the Annual Meeting you may vote in person, even if you have previously submitted a proxy. If you require directions to attend the meeting, please send a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500. All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on March 26, 2008.

     If you hold your shares in your own name and you have requested to receive paper copies of our proxy materials by mail, you may submit a proxy by marking the proxy card to be mailed to you on or about April 11, 2008, and dating and signing it, and returning it in the postage paid envelope provided. You may also submit a proxy via our electronic voting platform at http://www.proxyvote.com or submit a proxy by telephone at 1-800 690-6903. You may also attend the Annual Meeting and vote in person. If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Annual Meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting. You may revoke your proxy at any time before the vote is taken by delivering to the Corporate Secretary of the Company a written revocation or a proxy with a later date or by voting your shares in person at the meeting, in which case your prior proxy would be disregarded.

     You may request that a copy of the proxy materials be sent to you at no charge by sending a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022, telephone (212) 785-2500. You may also indicate a preference for receiving an electronic or paper copy of proxy materials for future shareholder meetings by notification to the same address.

By Order of the Board of Directors,

/s/ Sophocles N. Zoullas
Sophocles N. Zoullas
Chairman and Chief Executive Officer

New York, New York
April 8, 2008

Eagle Bulk Shipping Inc.
477 Madison Avenue, Suite 1405
New York, New York 10022
(212) 785-2500

__________________

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2008
__________________

     This proxy statement is furnished to shareholders of Eagle Bulk Shipping Inc. ("Eagle Bulk Shipping" or the "Company") in connection with the solicitation of proxies, in the accompanying form, by the Board of Directors of Eagle Bulk Shipping (the “Board of Directors”) for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, on Thursday, May 22, 2008, at 10:00 a.m., local time and at any adjournment or postponement thereof.

     This proxy statement is first available to shareholders at http://ww3.ics.adp.com/streetlink/egle on or about April 8, 2008.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

     Pursuant to new rules recently adopted by the Securities and Exchange Commission, we have elected to provide access to our proxy materials over the Internet. We also believe that by electing to provide access to our proxy materials over the Internet, we will reduce the amount of natural resources used in connection with our proxy materials and our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders of record and beneficial owners. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice. Shareholders who have already requested to receive paper copies of our proxy materials will receive a full set of our proxy materials, including our proxy card, in the mail and will not receive the Notice.

Why am I receiving these materials?

     Our Board of Directors has made these materials available to you on the Internet, or, upon your request, we will deliver printed versions of these materials to you by mail, in connection with the Board of Directors’ solicitation of proxies for use at our 2008 Annual Meeting. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What is included in these materials?

     These materials include:

  Our proxy statement for the 2008 Annual Meeting; and

  Our 2007 Annual Report to Shareholders, which includes our audited consolidated financial statements.

     If you request printed versions of these materials by mail, these materials will also include the proxy card for the 2008 Annual Meeting.

How can I get electronic access to the proxy materials?

     The Notice provides you with instructions regarding how to:

  View our proxy materials for the 2008 Annual Meeting on the Internet; and

  Instruct us to send our future proxy materials to you electronically by email.

What is the purpose of the Annual Meeting?

     At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

  Election of two directors to hold office until the 2011 Annual Meeting of Shareholders; and

  Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008.

     Shareholders will also be asked to consider and vote at the Annual Meeting on any other matter that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting. At this time, the Company's Board of Directors is unaware of any matters, other than those set forth above, that may properly come before the Annual Meeting.

Who is entitled to vote at the Annual Meeting?

     The Board of Directors has fixed the close of business on March 26, 2008, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, Eagle Bulk Shipping had issued and outstanding 46,757,153 shares of common stock.

How Many Votes Do I Have?

     Each common share outstanding on the Record Date will be entitled to one vote on each matter submitted to a vote of the shareholders, including the election of directors. Cumulative voting by shareholders is not permitted.

What are the Board of Directors’ voting recommendations?

     The Board of Directors recommends that you vote “FOR” the nominees of the Board of Directors in the election of directors and “FOR” ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2008.

How can I vote my shares?

     You can vote either in person at the Annual Meeting or by proxy whether or not you attend the Annual Meeting.. You can vote by proxy as follows:

  by mail – If you requested to receive paper copies of our proxy materials by mail, you may submit your proxy by mail by signing your proxy card that is included on the paper proxy materials that will be mailed to you on or around April 11, 2008 or, for shares held in street name, by following the voting instructions included by your stockbroker, trustee or nominee, and mailing it in the enclosed, postage paid envelop.

  by Internet or by telephone – If you have telephone or Internet Access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed version of our proxy materials by nail, by following the instructions provided with your proxy materials and on your proxy card or voting instructions card.

How may I vote my shares in person at the meeting?

     If your shares are registered directly in your name with our transfer agent, Computershare Investor Services LLC, you are considered, with respect to those shares, the shareholder of record. As the shareholder of record, you have the right to vote in person at the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Since a beneficial owner is not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a "legal proxy" from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

If I am the beneficial owner of shares held in “street name” by my broker, will my broker automatically vote my shares for me?

     Rules applicable to broker-dealers grant your broker discretionary authority to vote your shares without receiving your instructions on certain matters, including the election of directors and ratification of the independent registered public accounting firm.

How will my shares be voted if I give my proxy but do not specify how my shares should be voted?

     If you provide specific voting instructions, your shares will be voted at the Annual Meeting in accordance with your instructions. If you hold shares in your name and sign and return a proxy card without giving specific voting instructions, your shares will be voted as follows:

  “FOR” the nominees of the Board of Directors in the election of directors; and

  “FOR” ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2008.

     With respect to any other matters that may properly come before the Annual Meeting, your shares will be voted at the discretion of the proxy holders.

Could other matters be decided at the Annual Meeting?

     At this time, we are unaware of any matters, other than as set forth above, that may properly come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the proxy, or their duly constituted substitutes acting at the Annual Meeting or any adjournment or postponement of the Annual Meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

What do I need to bring to be admitted to the Annual Meeting?

     All shareholders must present a form of personal photo identification in order to be admitted to the meeting. In addition, if your shares are held in the name of your broker, bank or other nominee and you wish to attend the Annual Meeting, you must bring an account statement or letter from the broker, bank or other nominee indicating that you were the owner of the shares on the Record Date.

How can I change my vote?

     Any person signing a proxy card in the form to be mailed to you on or about April 11, 2008, has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by any of the following methods:

  by writing a letter delivered to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, 477 Madison Avenue, Suite 1405, New York, New York, 10022, stating that the proxy is revoked;

  by submitting another proxy with a later date; or

  by attending the Annual Meeting and voting in person.

What are the quorum and voting requirements to elect directors and approve the other proposal described in the proxy statement?

     In order to take action on the matters scheduled for a vote at the Annual Meeting, a quorum (a majority of the aggregate number of shares of the Company's common stock issued and outstanding and entitled to vote as of the record date for the Annual Meeting) must be present in person or by proxy. Proxies marked “Abstain” and broker “non-votes,” if any, will be treated as shares that are present for purposes of determining the presence of a quorum.

     A plurality of the votes cast is required for approval of Proposal No. 1, concerning the election of directors. The affirmative vote of a majority of the common shares represented and voted at the Annual Meeting is required for approval of Proposal No. 2, concerning ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2008.

What is an “abstention” and how would it affect the vote?

     An “abstention” occurs when a shareholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter (other than the election of directors for which the choice is limited to “for” or “withhold”). Abstentions are counted as present for purposes of determining a quorum. Abstentions will not be counted as having been voted and will have no effect on the outcome of the vote on Proposal No. 1, concerning the election of directors or Proposal No. 2, concerning the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2008.

What is a broker “non-vote” and how would it affect the vote?

     A broker non-vote occurs when a broker or other nominee who holds shares for another person does not vote on a particular proposal because that holder does not have discretionary voting power for the proposal and has not received voting instructions from the beneficial owner of the shares. Under rules applicable to broker-dealers, Proposal No. 1, concerning the election of directors, and Proposal No. 2 concerning of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2008, are items on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions. There will be no broker “non-votes” on these proposals because brokerage firms may vote in their discretion on behalf of their clients on these proposals even if such clients have not furnished voting instructions with respect to these proposals.

Who will count the votes?

     The Company’s proxy processor and tabulator, Broadridge Financial Solutions, Inc., will serve as proxy tabulator and count the votes. The results will be certified by the inspectors of election.

Who will conduct the proxy solicitation and how much will it cost?

     We will pay the costs relating to this proxy statement, the proxy and the Annual Meeting. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to beneficial owners. Directors, officers and employees may also solicit proxies. They will not receive any additional pay for the solicitation.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

     Under the Amended and Restated Articles of Incorporation of the Company, the Board of Directors is classified into three classes of directors. The two directors serving in Class III have terms expiring at the 2008 Annual Meeting. The Board of Directors has nominated the two current Class III directors, Douglas P. Haensel and Alexis P. Zoullas, for re-election as Class III directors, each to serve for a three-year term until the 2011 Annual Meeting of Shareholders of the Company and until his respective successor is elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Although management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy.

Nominee Information

     Following is information regarding the nominees for election as Class III Directors:

     Douglas P. Haensel, age 45, serves as a Director of the Company and the Chair of our Nominating and Governance Committee. He has served as Executive Vice President and Chief Financial Officer of Burt's Bees, Inc. since May 2005. From 2001 to 2004, Mr. Haensel was President and Chief Operating Officer of 21st Century Newspapers, Inc. He was Executive Vice President and Chief Financial Officer at The Athlete's Foot Group, Inc. from 1999 to 2001. Mr. Haensel started his career at General Electric Company and held several management positions at GE Capital. Mr. Haensel as served as a director of the Company since 2005.

     Alexis P. Zoullas, age 37, serves as a Director of the Company. He has served as Vice-President at Norland Shipping & Trading Corporation since 2005, where he began his maritime career in 1993. From 2000 to 2004, Mr. Zoullas worked as Chief Strategic Officer of Kaufman Astoria Studios and was a founding partner of Filter Partners LLC, an entertainment licensing company. Mr. Zoullas holds a bachelor’s degree from Harvard College and a J.D. from Fordham University School of Law in New York City. Mr. Zoullas has served as a director of the Company since April 2007.

Continuing Director Information

     Following is information regarding our directors whose terms continue after the 2008 Annual Meeting:

     Class I Directors – Terms Expiring at the 2009 Annual Meeting

     Jon Tomasson, age 49, serves as a Director of the Company and the Chair of our Compensation Committee. Mr. Tomasson is Chief Executive Officer of Vínland Capital Investments, LLC, a real estate investment company that he founded in 2003. Prior to starting Vínland, Mr. Tomasson was a principal with Cardinal Capital Partners from 1999 until 2002. From 1990 until 1999, Mr. Tomasson worked at Citigroup’s Global Real Estate Equity and Structured Finance (GREESF) business, with both transactional and various management responsibilities. Mr. Tomasson has served as a director of the Company since April 2007.

     Sophocles N. Zoullas, age 42, the Company's founder, has served as the Company's Chief Executive Officer and Chairman of the Board of Directors since January 2005. Mr. Zoullas has been involved in the dry bulk shipping industry for 23 years with experience in strategic, commercial and operational aspects of the business. Mr. Zoullas's strategic and commercial experience includes ship purchase negotiations and financing, chartering and insurance. Mr. Zoullas's operational experience includes oversight of ship repair, maintenance and cost control. From 1989 to February 2005, Mr. Zoullas served as an executive officer and a director of Norland Shipping & Trading Corporation, a shipping agency in the dry bulk shipping industry. Mr. Zoullas holds a bachelor's degree from Harvard College and an MBA from IMD (IMEDE) in Lausanne, Switzerland. Mr. Zoullas is currently Chairman of the USA Advisory Committee of Lloyd’s Register and a member of the American Bureau of Shipping. Mr. Zoullas also serves on the board of directors of the North American Marine Environment Protection Association (NAMEPA).

     Class II Directors – Terms Expiring at the 2010 Annual Meeting

     Joseph M. Cianciolo, age 69, serves as a Director of the Company and the Chair of our Audit Committee. Mr. Cianciolo retired in June 1999 as the managing partner of the Providence, Rhode Island office of KPMG LLP. At the time of his retirement, Mr. Cianciolo had been a partner of KPMG LLP since 1970. Mr. Cianciolo currently serves as a director of United Natural Foods Inc. and Nortek, Inc. Mr. Cianciolo has served on the Company's Board of Directors since 2006.

     David B. Hiley, age 69, serves as a Director of the Company. Mr. Hiley has been a financial consultant, including a financial consultant to Nortek, Inc. for more than five years and currently serves as a director of Nortek, Inc. From April 1, 1998 through March 1, 2000, Mr. Hiley served as Executive Vice President and Chief Financial Officer of CRT Properties, Inc. (formerly Koger Equity, Inc.), a real estate investment trust. Mr. Hiley has served on the Company's Board of Directors since 2005.

     Forrest E. Wylie, age 45, serves as a Director of the Company. Mr. Wylie has over 20 years experience in the energy services sector serving at the officer level for publicly traded companies. Mr. Wylie currently serves as Chairman and Chief Executive Officer of Buckeye Partners, LP, a publicly traded master limited partnership. Mr. Wylie served as the Vice Chairman of Pacific Energy Partners, LP, from March 2005 until November 2006, and served as the President of NuCoastal Corporation from May 2002 to March 2005. Mr. Wylie is currently a director of Coastal Energy Company, a publicly traded company with operations onshore and offshore in Thailand and as a director of The Cross Group Inc., a private offshore energy services company. Mr. Wylie has served on the Company's Board of Directors since May 2007.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 1, THE ELECTION OF MESSRS. DOUGLAS P. HAENSEL AND ALEXIS P. ZOULLAS AS CLASS III DIRECTORS OF THE BOARD.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

     The Board of Directors held 16 meetings in 2007. Each director attended at least 75% of the aggregate of the meetings of the Board of Directors and meetings held by all committees on which such director served, during the period for which such director served.

     Directors are expected to attend the Company's annual meeting of shareholders. All seven of our directors attended our 2007 annual meeting of shareholders.

Director Independence

     The Board of Directors affirmatively determined that the following directors, including each director serving on the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, satisfy the independence requirements of Rule 4350(c) of Nasdaq's listing standards: Joseph M. Cianciolo, Douglas P. Haensel, David B. Hiley, Jon Tomasson and Forrest E. Wylie. The Board of Directors also determined that the members of the Audit Committee satisfy the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934 and Nasdaq's requirements for audit committee members.

     There is no family relationship between any of the nominees, continuing directors or executive officers of the Company, except that Sophocles N. Zoullas and Alexis P. Zoullas are brothers.

Committees of the Board of Directors

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee, the respective members and functions of which are described below. Current charters describing the nature and scope of the responsibilities of each of the Audit Committee, Compensation Committee and Nominating and Governance Committee are posted on our website at www.eagleships.com under the headings “Investors — Corporate Governance” and are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

     Audit Committee

     The Company's Audit Committee is comprised of Joseph M. Cianciolo (Chairman), Douglas P. Haensel, and Forrest E. Wylie, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market and applicable SEC rules. Our Board of Directors has determined that Joseph M. Cianciolo is an audit committee "financial expert" as such term is defined in applicable SEC rules, and he has the requisite financial management expertise within the meaning of Nasdaq rules and regulations. As directed by its written charter, which was adopted on June 3, 2005, and amended in November 2006, the Audit Committee is responsible for appointing, and overseeing the work of the independent auditors, including reviewing and approving their engagement letter and reviewing their annual audit plan; reviewing the adequacy and effectiveness of the Company's accounting and internal control procedures; reading and discussing with management and the independent auditors the annual audited financial statements and quarterly financial statements, and preparing annually a report to be included in the Company's proxy statement. The Audit Committee held four meetings during fiscal year 2007. See the report of the Audit Committee in this Proxy Statement for additional information regarding the Audit Committee’s actions in fiscal year 2007.

     Compensation Committee

     The Company's Compensation Committee is comprised of Jon Tomasson (appointed Chairman effective January 1, 2008), Joseph M. Cianciolo, and David B. Hiley, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, which was approved on June 3, 2005, and amended in November 2006, the Compensation Committee administers the Company's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation goals and objectives, and any employment severance or change in control agreements, and evaluates the performance of the Company's CEO and other executive officer and determines executive officer compensation. See the Compensation Discussion & Analysis regarding additional details of the role of the Compensation Committee and our executive officers with respect to the determination and approval of executive compensation. The Compensation Committee engaged Steven Hall & Partners, an independent executive compensation consultant (the “Compensation Consultant”), as further described in more detail below. During fiscal year 2007, the Compensation Committee consulted with the Compensation Consultant and took the recommendations of the Compensation Consultant into consideration when making its decisions.

     The Compensation Committee held nine meetings during fiscal year 2007. See also the report of the Compensation Committee in this Proxy Statement.

     Nominating and Governance Committee

     The Company's Nominating and Governance Committee is comprised of Douglas P. Haensel (Chairman), Jon Tomasson, and Forrest E. Wylie, each of whom qualify as independent under the listing requirements of the Nasdaq Global Market. As directed by its written charter, the Nominating and Governance Committee assists the Board of Directors in identifying qualified individuals to become members of the Board of Directors, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board of Directors effectiveness and in developing and implementing the Company's corporate governance guidelines. The Nominating and Governance Committee held one meeting in fiscal year 2007.

Nomination of Directors

     Nominees for our Board of Directors will be selected by the Board of Directors based upon the recommendation of the Nominating and Governance Committee in accordance with the policies and principles set forth in the Committee's charter and our Corporate Governance Guidelines. The Nominating and Governance Committee seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. This assessment will include an individual’s independence, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board of Directors. Directors should be persons of good character and thus should generally have the personal characteristics of integrity, accountability, judgment, responsibility, high performance standards, commitment and enthusiasm, and courage to express his or her views. The Nominating and Governance Committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and the Company.

     The Nominating and Governance Committee identifies potential candidates by asking current directors and executive officers to notify the Committee if they become aware of persons, meeting the criteria described above, who might have an interest in serving as a director.

     Shareholders may recommend qualified persons for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee’s evaluation process does not vary based on whether or not a candidate is recommended by a shareholder. Shareholders making a recommendation must submit the same information as that required to be included by the Company in its proxy statement with respect to nominees of the Board of Directors. The shareholder recommendation should be submitted in writing, addressed to: Alan S. Ginsberg, Secretary of Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

Code of Ethics

     The Company's Code of Ethics, which applies to our directors, executive officers (our Chief Executive Officer and Chief Financial Officer) and employees, is available on our website at www.eagleships.com, and copies are available in print upon request to Eagle Bulk Shipping Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022. The Company intends to satisfy any disclosure requirements regarding any amendment to, or waiver from, a provision of this Code of Ethics by posting such information on the Company's website.

Communications with the Board of Directors

     Shareholders and other interested parties may communicate with members of the Board of Directors, including reporting any concerns related to governance, corporate conduct, business ethics, financial practices, legal issues and accounting or audit matters in writing addressed to the Board of Directors, or any such individual directors or group or committee of directors by either name or title in care of: Secretary of Eagle Bulk Shipping, Inc., 477 Madison Avenue, Suite 1405, New York, New York 10022.

     All communications received as set forth above will be opened by the office of our Secretary for the sole purpose of determining whether the contents represent a message to our directors. Materials that are unrelated to the duties and responsibilities of the Board of Directors, such as solicitations, resumes and other forms of job inquiries, surveys and individual customer complaints, or materials that are unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, but will be made available upon request to the Board of Directors, a committee of the Board of Directors or individual directors as appropriate, depending on the facts and circumstances outlined in the communication.

Director's Compensation

     The following Director Compensation Table sets forth the compensation of our directors (who are not executive officers of the Company) for the fiscal year ending on December 31, 2007.

2007 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)	($) (1)	($)(2)	($)
Joseph M. Cianciolo	$65,000	$10,650	$41,295	$116,945
David B. Hiley	$55,000	$10,650	$34,505	$100,155
Douglas P. Haensel	$53,022	$7,101	$33,672	$93,795
Jon Tomasson	$35,302	$49,833	$16,167	$101,302
Alexis P. Zoullas	$35,302	$49,833	$16,167	$101,302
Forrest E. Wylie	$30,220	$49,833	$16,167	$96,220
Michael W. Mitchell (3)	$25,000	-	$14,963	$39,963
Michael B. Goldberg (4)	-	-	-	-
Frank J. Loverro (4)	-	-	-	-
____________________

(1)	The amounts shown in this column represent the compensation expense for each director’s option awards under FAS 123(R). Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these awards in accordance with FAS 123(R). Because the options are immediately exercisable, the grant date fair value of each option award granted in 2007 is the same as the FAS 123(R) compensation expense shown above. The grant date of the options was January 12, 2007.

(2)	Consists of the cash received in 2007 with respect to "dividend equivalent rights" held by the directors. These rights entitle directors to receive a dividend equivalent payment each time the Company pays a dividend to the Company’s shareholders. The amount of the dividend equivalent payment is equal to the number of dividend equivalent rights multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid. The dividend equivalent rights are contingent upon service as a director of the Company.

(3)	Mr. Mitchell served on our Board of Directors for only part of 2007. Mr. Mitchell did not stand for re-election and his term on the Company’s Board of Directors ended on May 23, 2007.

(4)	Michael B. Goldberg and Frank J. Loverro, both of whom are Managing Directors of Kelso & Company, served on the Company’s Board of Directors until April 2007. They did not receive any compensation from the Company for the fiscal year ending on December 31, 2007.

EXECUTIVE OFFICERS

     Our executive officers are Sophocles N. Zoullas, for whom information is set forth under the heading "Continuing Director Information" above, and Alan S. Ginsberg, our Chief Financial Officer since February 2005.

     Mr. Ginsberg, who is 50, has over 20 years of experience in the shipping industry and in particular in shipping finance. From 2002 until 2005, Mr. Ginsberg was the Director of Ship Financing for Northampton Capital Ltd., a transportation industry financial advisory firm. From 1998 to 2002, Mr. Ginsberg was a Director of High Yield Research at Scotia Capital (USA) Inc. and was responsible for analysis of the shipping industry, publishing research and maintaining relationships in the industry. From 1997 to 1998, Mr. Ginsberg was the publisher of Marine Money International, a leading maritime publication, and between 1988 and 1996 he served as the Chief Financial Officer of The Kedma Group, a privately held shipping company that owned and operated 17 vessels, including 14 Handymax dry bulk vessels and three tankers. Mr. Ginsberg holds a bachelor's degree from Georgetown University. Mr. Ginsberg is a certified public accountant and has previously worked at Coopers & Lybrand.

COMPENSATION DISCUSSION & ANALYSIS

Overview of the Executive Compensation Program

     The Company’s executive compensation is determined by the Company’s Compensation Committee. In order to provide proper incentives to each executive and appropriately reward performance, the Compensation Committee assesses the proper balance of short- and long-term compensation as well as the form of such compensation. The Compensation Committee also considers the compensation levels and performance of other companies in similar industries as the Company. Information regarding the compensation of executive officers of most of the companies in the Company's Standard Industrial Classification (or "SIC") is not publicly available because most are non-U.S. companies. However, the Compensation Committee has considered compensation levels at seaborne transportation companies that are publicly-traded. Overall, the Compensation Committee views the cash compensation given to the Company’s executives as being within the range of that of other publicly-traded companies in the seaborne transportation industry. The decisions of the Compensation Committee with respect to the Company’s executive compensation for 2007 have been approved by the unanimous consent of the Company’s full Board of Directors, although such approval is not required pursuant to the Compensation Committee’s charter.

     The Compensation Committee believes that the Company’s compensation programs should be designed to attract and retain executives and other employees to enable the Company to compete effectively in the seaborne transportation industry. The Compensation Committee also believes that the Company’s compensation programs should be designed to reward and encourage achievement of the Company’s annual and longer-term performance objectives and to align the Company’s executives’ long-term interests with those of its shareholders. The Compensation Committee fosters and oversees the Company’s compensation programs to attain these goals.

     From the Company’s inception through January 9, 2007, the Company’s executive officers were compensated primarily through their profits interests in Eagle Ventures LLC (“Eagle Ventures”), the Company’s founding shareholder, and the Company did not make any equity incentive grants to its executive officers prior to January 2007. The principal shareholders of Eagle Ventures are affiliates of Kelso & Co., L.P. Although the profits interests were granted by Eagle Ventures and not by the Company, the profits interests were booked in the Company’s results of operations as a non-cash charge for financial reporting purposes. With the sale by Eagle Ventures in January 2007 of substantially all of its shares in the Company, the profits interests in Eagle Ventures are no longer relevant to the compensation of the Company’s executive officers. Since January 2007, the Company’s equity incentive arrangements administered by the Compensation Committee have played the key role in the compensation of the Company’s executive officers. The role of the Compensation Committee and the various elements and policies behind the Company’s executive compensation program are discussed below.

Outside Consultant

     In October of 2007, the Compensation Committee and the Board of Directors retained Steven Hall & Partners, an independent executive compensation consultant, as its compensation consultant to assist in the continual development and evaluation of compensation policies and the Compensation Committee’s determinations of compensation awards. The Compensation Committee interviewed a total of four compensation consultants before retaining Steven Hall & Partners. The Compensation Consultant is asked to provide independent, third-party advice and expertise in executive compensation issues. With respect to fiscal year 2007, the Compensation Consultant was asked to provide information relating to all aspects of the compensation of Company’s executive officers, including aspects relating to equity compensation. The Compensation Consultant provides the Compensation Committee with comparative market data and alternatives to consider when making compensation decisions regarding our executive officers and also provided an evaluation of the Compensation Committee’s and Board of Directors’ proposed compensation policies and determinations.

     Specific objectives in the engagement of the Compensation Consultant include, determining marketplace value for the named executive officers, establishing guidelines for annual compensation levels on an ongoing basis, suggesting alternatives for rewarding management for prior service, and considering provisions in the event of a change in control.

     The Compensation Committee is continuing to consult with the Compensation Consultant on matters in connection with the preparation of the Chief Executive Officer’s employment agreement, which will expire by its terms on June 1, 2008. In the future, the Compensation Committee may retain other similar consultants.

Competitive Benchmarking

     The Compensation Committee, as part of its consideration of the appropriateness of the named executive officers’ compensation, have, together with its Compensation Consultant, reviewed market data of other shipping companies that are publicly traded.

Compensation Committee Executive Officers Compensation Determinations

     The Compensation Committee bases its executive officer compensation decisions primarily on its assessment of each executive’s performance in his area of responsibility, contributions to the Company and to improving shareholder value. This assessment is based on a number of factors, including:

  the executive’s performance in light of the Company’s current goals and objectives;

  the nature and scope of the executive’s responsibilities;

  the executive’s contribution to the Company’s current financial results;

  the executive’s performance as reflected in the performance of the Company relative to its peer group of publicly-traded seaborne transportation companies; and

  the executive’s effectiveness with initiatives to deliver greater future value to shareholders.

     The Compensation Committee’s review process in 2007 included nine meetings of the Compensation Committee, several consultations with the Company’s Chief Executive Officer and meetings with the Compensation Consultant after October, 2007. The Chief Executive Officer and Chief Financial Officer did not have any control over their own compensation, although the Chief Executive Officer participated in the recommendations for the increase in base salary and cash bonus awarded to the Chief Financial Officer.

     The Compensation Committee was not involved in the awarding or operation of the profits interests in Eagle Ventures. Its role prior to 2007 was generally limited to the determination of base salary increases and the consideration of awarding cash bonuses. As part of the review process, the base salary rate for 2007 for the executive officers and 2007 cash bonus award for the Chief Financial Officer were reviewed, taking into account the following:

  with respect to the Company’s Chief Financial Officer only, the recommendation of the Company’s Chief Executive Officer;

  each officer’s individual performance during 2007;

  the scope and importance of the functions the officer performed or for which the officer was responsible;

  an assessment of the officer’s initiative, managerial ability and overall contributions to corporate performance; and

  practices of other publicly-traded companies in the seaborne transportation industry with respect to executive officer salary and bonus levels for 2006 and 2007 based on survey data and available Securities and Exchange Commission filing data.

     The weighting given to these factors varied by position, but the Compensation Committee intended that each executive officer’s base salary rates and the annual bonus for the Chief Financial Officer be generally competitive with the estimated current market rates paid by peer companies in the industry, and that the Chief Financial Officer’s annual bonus for 2007 properly reflects the efforts and achievements of the Company’s management team in fostering the Company’s consistent performance in terms of return to shareholders relative to certain competitors. Nevertheless, the Compensation Committee also believed, based on available data, that the cash compensation of the Chief Executive Officer and Chief Financial Officer are within the range of that of other publicly-traded seaborne transportation companies. In this connection, the Compensation Committee also considered the recommendations of the Compensation Consultant and the Company’s consistent performance in 2007 in making its determination that the Chief Executive Officer’s compensation for 2007 should provide him with a significant long-term equity stake in the Company. The Compensation Committee also believed that such equity stake in the Company would result in the Chief Executive Officer’s equity interests being more in-line with the equity interests of chief executive officer’s of the Company’s peers. The equity incentives granted to the Chief Executive Officer and Chief Financial Officer in 2007 may or may not be indicative of the equity incentives to be granted to the Company’s executive officers in future years.

     The following specific items of corporate performance were taken into account in setting cash bonuses for 2007 and salaries for 2008:

  corporate earnings per the Company’s financial plan;

  achievement of the Company’s strategic and commercial objectives; and

  extraordinary efforts on behalf of the Company.

     Specifically, in 2007, the Company achieved the following:

  the expansion of the Company’s fleet from 18 to 49 vessels;

    negotiation for the construction of three Supramax vessels from IHI Marine United;
    negotiation and acquisition of three modern second-hand Supramax vessels from two separate owners;
    negotiation and acquisition of the rights to 26 Supramax newbuilding vessels and options for the construction of nine vessels;

  the successful negotiation of the sale of one of its older vessels;

  the significant increase in value of purchased vessels;

  the successful renegotiation and expansion of the Company’s revolving credit facility on two separate occasions to a current $1.6 billion;

  the successful completion of two separate equity issuances resulting in net proceeds to the Company of approximately $234.5 million, before expenses;

  the successful increase in the Company’s fleet’s total cargo carrying capacity from approximately 900,000 tons to approximately 2.7 million tons;

  the significant increase of contracted charter revenues, including increasing the number of profit-sharing charters from three to 20;

  the increase in coverage of the Company’s stock from six analysts at the beginning of 2007 to 11 analysts at the end of 2007; and

  the continued payment of the Company’s dividends in accordance with its stated dividend policy.

Elements of the Company’s Executive Compensation Program

Profits interests in Eagle Ventures LLC

     From the Company’s inception through the closing of a secondary offering on January 9, 2007, the profits interests in Eagle Ventures LLC were a vehicle for incentivizing the Company’s executive officers. As further discussed in the Company’s reports filed with the Securities and Exchange Commission, the Company’s Chairman and Chief Executive Officer, Sophocles N. Zoullas, or "Mr. Zoullas," and Chief Financial Officer, Alan S. Ginsberg, or "Mr. Ginsberg," have benefited from the growth of the Company primarily through their profits interests in Eagle Ventures. Therefore, the Company has not issued any equity based incentives to its executives in 2005 or 2006.

     These profits interests entitle Mr. Zoullas to an economic interest of up to 12.5025%, and Mr. Ginsberg to an economic interest of up to 2.5005% on a fully diluted basis (assuming all profits interests were vested) in any appreciation in the value of the assets of Eagle Ventures (including shares of the Company common stock owned by Eagle Ventures when sold). These profits interests dilute only the interests of owners of Eagle Ventures, and did not dilute direct holders of the Company’s common stock. However, the Company’s statement of operations reflects non-cash charges for compensation related to the profits interests.

Base Salary

     In 2007, Mr. Zoullas’s base salary was $719,210. In 2008, Mr. Zoullas will receive $875,000 in base salary, representing approximately a 22% increase from his 2007 base salary. In 2007, Mr. Ginsberg’s base salary was $259,700. In 2008, Mr. Ginsberg will receive $275,282 in base salary, representing a 6% increase from his 2007 base salary. The Compensation Committee approved this salary increase because it believed that both executives contributed significantly to the growth and health of the Company.

Cash Bonus

     The Company does not have set performance targets with respect to cash bonuses, and the cash bonuses are discretionary on the part of the Compensation Committee. See discussion in “Compensation Committee Executive Officers Compensation Determinations,” above, for discretionary factors taken into account in determining the cash bonus award, and for weighting given to these factors.

     Mr. Ginsberg received a bonus for 2007 of $225,000. Mr. Ginsberg’s bonus was recommended to the Compensation Committee by Mr. Zoullas. The Compensation Committee approved this bonus because it believed that Mr. Ginsberg contributed significantly to the growth and health of the Company, while his base salary was within the range of those earned by similar executive officers at peer publicly-traded seaborne transportation companies. Mr. Zoullas did not receive a cash bonus for 2007. This decision was made by the Compensation Committee in conjunction with the decision to significantly increase Mr. Zoullas’s long-term equity stake and incentives pursuant to grants of restricted stock units and stock options.

Perquisites

     Currently, the only perquisite provided by the Company to its executive officers is the payment of a $20,000 life insurance premium on behalf of Mr. Zoullas of which Mr. Zoullas’s wife is the beneficiary. The Company will provide its executive officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee will periodically review the levels of perquisites and other personal benefits provided to named executive officers.

Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the deductibility of compensation to certain employees in excess of $1 million. Because the Company believes that it currently qualifies for the exemption pursuant to Section 883 of the Code, pursuant to which it is not subject to United States federal income tax on its shipping income (which comprised substantially all of its gross revenue in 2007), it has not sought to structure its compensation arrangements to qualify for exemption under Section 162(m).

Equity-Based and Other Long Term Incentive Compensation

     The Company adopted the 2005 Stock Incentive Plan for the purpose of affording an incentive to eligible persons to increase their efforts on behalf of the Company and to promote the Company’s success. The 2005 Stock Incentive Plan provides for the grant of equity-based awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonuses, dividend equivalents and other awards based on or relating to the Company’s common stock to eligible non-employee directors, selected officers and other employees and independent contractors.

     The 2005 Stock Incentive Plan is administered by the Compensation Committee, which has the sole discretion and authority to administer the plan and to exercise all the powers and authorities specifically granted to it under the plan, including, without limitation, the authority to: grant awards; determine the persons to whom and the time or times at which awards will be granted; determine the type and number of awards to be granted, the number of shares of stock or cash or other property to which an award may relate and the terms, conditions, restrictions and performance criteria relating to any award; determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; construe and interpret the plan and any award; prescribe, amend and rescind rules and regulations relating to the plan; determine the terms and provisions of award agreements; and make all other determinations deemed necessary or advisable for the administration of the plan.

     The 2005 Stock Incentive Plan provides that, unless otherwise determined by the Compensation Committee or in an award agreement, upon a change of control (as defined in the 2005 Stock Incentive Plan) all restricted stock shall vest and all unexercisable stock options and stock appreciation rights shall become fully exercisable.

     An aggregate of 2.6 million shares of the Company’s common stock has been authorized for issuance under the 2005 Stock Incentive Plan.

     Through December 31, 2007, the Company granted, pursuant to its 2005 Stock Incentive Plan, Mr. Zoullas options to purchase 225,000 shares of Company common stock and granted Mr. Ginsberg options to purchase 90,000 shares of Company common stock. The date of each grant was January 12, 2007, and the options have an exercise price of $17.80 per share of Company common stock, which was equal to the fair market value per share of the Company common stock on the grant date. Each of these options will terminate on January 12, 2017, and each of the options granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant, as follows:

Mr. Zoullas		Mr. Ginsberg
Date	Options that Vest	Date	Options that Vest
January 12, 2008	75,000	January 12, 2008	30,000
January 12, 2009	75,000	January 12, 2009	30,000
January 12, 2010	75,000	January 12, 2010	30,000

     Through December 31, 2007, the Company has granted, pursuant to its 2005 Stock Incentive Plan, Mr. Zoullas an aggregate of 705,000 restricted stock units of the Company and granted Mr. Ginsberg an aggregate of 48,230 restricted stock units of the Company. The date of the grants of the restricted stock units were October 4, 2007, with respect to 300,000 restricted stock units granted to Mr. Zoullas and 40,000 restricted stock units granted to Mr. Ginsberg, and December 12, 2007, with respect to 405,000 restricted stock units granted to Mr. Zoullas and 8,230 restricted stock units granted to Mr. Ginsberg. Each restricted stock unit granted to Mr. Zoullas and Mr. Ginsberg also entitles him to receive a dividend equivalent payment on the unvested portion of the underlying shares granted under the award, each time the Company pays a dividend to the Company’s stockholders. Each of the restricted stock units granted to Messrs. Zoullas and Ginsberg vest in three annual equal installments, commencing one year from the date of grant, as follows:

Mr. Zoullas		Mr. Ginsberg
	Restricted Stock Units		Restricted Stock Units
Date	that Vest	Date	that Vest
October 4, 2008	100,000	October 4, 2008	13,333
December 12, 2008	135,000	December 12, 2008	2,743
October 4, 2009	100,000	October 4, 2009	13,333
December 12, 2009	135,000	December 12, 2009	2,743
October 4, 2010	100,000	October 4, 2010	13,334
December 12, 2010	135,000	December 12, 2010	2,744

     The October 4, 2007 restricted stock units were amended on November 9, 2007, to provide for vesting upon a termination without cause, or for good reason, within 24 months after a change in control, and to provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

     The Compensation Committee determined to grant these options and restricted stock units with this vesting schedule based on the belief that the options and restricted stock units would enhance the personal stake of the executive officers in the growth and success of the Company. In determining both the number and vesting period of the options and restricted stock units, the Compensation Committee also considered practices at other publicly-traded seaborne transportation companies.

     On January 12, 2007, pursuant to the 2005 Stock Incentive Plan, the Company awarded Mr. Zoullas 225,000 Dividend Equivalent Rights and awarded Mr. Ginsberg 90,000 Dividend Equivalent Rights. These rights entitle Messrs. Zoullas and Ginsberg to receive a Dividend Equivalent payment each time the Company pays a dividend to the Company’s shareholders. The amount of the Dividend Equivalent payment is equal to the number of Dividend Equivalent Rights multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid. The dividend equivalent rights are contingent upon Messrs. Zoullas and Ginsberg remaining employed by the Company at the dividend payment date.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion & Analysis with management and, based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion & Analysis be included in this proxy statement and be incorporated by reference into the Company’s Annual Report for the fiscal year ending December 31, 2007 on Form 10-K.

     Submitted by the Compensation Committee of the Board of Directors:

Jon Tomasson, Chairman
Joseph M. Cianciolo and
David B. Hiley

2007 SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the compensation of our executive officers (the “named executive officers”) for the fiscal years ending on December 31, 2006 and 2007.

				Stock	Option	All Other
Name & Principal	Year	Salary	Bonus ($)	Awards	Awards	Compensation	Total ($)
Position		($)		($)(1)(2)	($)(3)	($)(4)
Sophocles N. Zoullas
Chairman and Chief	2007	$719,210	—	$2,933,073	$180,188	$615,500(5)	$4,447,971
Executive Officer	2006	$678,500	$100,000	$9,767,580		$20,000(5)	$10,566,080

Alan S. Ginsberg
Chief Financial	2007	$259,700	$225,000	$526,320	$72,075	$198,200	$1,281,295
Officer	2006	$245,000	$150,000	$1,953,516		—	$2,348,516
____________________

(1)	The amounts shown in this column represent the compensation expense of profits interests (as described below) which were held by the named executive officers in 2007, as recognized for financial reporting purposes under FAS 123(R) (but disregarding estimates of forfeitures for service-based vesting) in 2007. See notes to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions we used in valuing and expensing these profits interests in accordance with FAS 123(R). This compensation expense relates to profits interests awarded to the named executive officers by Eagle Ventures LLC. These profits interests entitled holders to an economic interest of up to 12.5025% for Mr. Zoullas and 2.5005% for Mr. Ginsberg, on a fully diluted basis (assuming all profits interests were vested) in any appreciation in the value of the assets of Eagle Ventures LLC (including shares of the Company’s common shares owned by Eagle Ventures LLC when sold). These profits interests diluted only the interests of the owners of Eagle Ventures LLC, and did not dilute the direct holders of the Company’s common shares. On January 9, 2007, Eagle Ventures, sold 7,202,679 shares of the Company’s common shares in a secondary offering. The Company did not receive any proceeds from this offering. Based on the discretion of the compensation committee of Eagle Ventures, exercised in accordance with the Fifth LLC Agreement, Eagle Ventures redeemed and retired the common interests held by certain members in full liquidation of the common interests held such members. The remaining proceeds received by Eagle Ventures will be retained until a future distribution is determined to be made by the compensation committee of Eagle Ventures. Future distributions of the remaining cash proceeds, and the proceeds received from the sale of the 127,778 common shares held by Eagle Ventures, will be distributed to the remaining members of Eagle Ventures, including the named executive officers, in accordance with the Fifth LLC Agreement, as modified by the permitted discretion of the compensation committee of Eagle Ventures reflected in an amendment to the Fifth LLC Agreement. In particular, Eagle Ventures retained $13,733,491 in cash, plus future accrued interest thereon, in respect of Mr. Zoullas’ profits interests and $2,961,868, plus future accrued interest thereon, in respect of Mr. Ginsberg’s profits interests. Further, Eagle Ventures retained 90,133 common shares in respect of Mr. Zoullas’ profits interests and 19,439 common shares in respect of Mr. Ginsberg’s profits interests.

(2)	The amounts shown in this column, in addition to the compensation expense of profits interest, if any, represent the aggregate dollar amount recognized for financial reporting purposes under FAS 123(R) for fiscal year 2007 for all outstanding awards, which in this case consists of the restricted stock units granted to Messrs. Zoullas and Ginsberg on October 4 and December 12, 2007. Estimates of forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions used.

(3)	The amounts shown in this column represent the aggregate dollar amount recognized for financial reporting purposes under FAS 123(R) for fiscal year 2007 for all outstanding awards, which in this case consists of the stock options granted to Messrs. Zoullas and Ginsberg on January 12, 2007. Estimates for forfeitures for service-based vesting are disregarded. See notes to our audited financial statements included in our 2007 Annual Report on Form 10-K for the assumptions used.

(4)	This amount includes the cash received in 2007 with respect to "dividend equivalent rights" held. These rights entitle the holder to receive a dividend equivalent payment each time the Company pays a dividend to the Company’s shareholders. The amount of the dividend equivalent payment is equal to the number of dividend equivalent rights multiplied by the amount of the per share dividend paid by the Company on its stock on the date the dividend is paid. The dividend equivalent rights are contingent upon continued employment with the Company.

(5)	$20,000 of All Other Compensation for Mr. Zoullas represents the cost paid by the Company for Mr. Zoullas' life insurance, in accordance with the terms of his employment agreement.

     The material terms of Mr. Zoullas' employment agreement are summarized below in the section entitled "Potential Payments Upon Termination or Change of Control." Other elements of the Summary Compensation Table are discussed in the Compensation Discussion & Analysis above.

     As stated below, restricted stock units were amended on November 9, 2007, to provide, among other things, for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

2007 Grants of Plan-Based Awards

     The following table summarizes grants of plan-based awards made to named executive officers during the fiscal year ended December 31, 2007:

		All Other Stock	All Other Option	Exercise or	Grant Date
		Awards: Number	Awards: Number of	Base Price of	Fair Value of
	Grant	of Shares of Stock	Securities Underlying	Option Awards	Stock Awards
Name	Date	or of Units (#) (1)	Options (#) (2)	($/Sh)	(3)
Sophocles N. Zoullas	January 12, 2007		225,000	$17.80	$479,250
Chairman and Chief	October 4, , 2007	300,000			$8,220,000
Executive Officer	December 12, 2007	405,000			$11,250,900

Alan S. Ginsberg	January 12, 2007		90,000	$17.80	$191,700
Chief Financial	October 4, 2007	40,000			$1,096,000
Officer	December 12, 2007	8,230			$228,629
____________________

(1)	Through December 31, 2007, the Company granted, pursuant to the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, Mr. Zoullas an aggregate of 705,000 restricted stock units and Mr. Ginsberg an aggregate of 48,230 restricted stock units. The dates of the grants of the restricted stock units were October 4, 2007 and December 12, 2007. Each of the restricted stock units granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant. As noted above, the restricted stock units granted October 4, 2007 were amended on November 9, 2007, to provide for vesting upon a termination without cause or for good reason within 24 months after a change in control, and to provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

(2)	Through December 31, 2007, the Company granted, pursuant to the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, Mr. Zoullas options to purchase 225,000 shares of its common stock and to Mr. Ginsberg options to purchase 90,000 shares of its common stock. The date of each grant was January 12, 2007, and the options have an exercise price of $17.80 per share of Company common stock, which was equal to the fair market value per share on the grant date. Each of these options will terminate on January 12, 2017, and each of the options granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant. As noted above, under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, unless otherwise determined by the Compensation Committee or in an award agreement, upon a change of control (as defined in the plan) all unexercisable stock options shall become fully exercisable on the date of such change of control.

(3)	The amounts shown in this column represent the grant date fair value under FAS 123(R) of the respective grant. For a discussion of assumptions used for FAS 123(R), see notes to our audited financial statements included in our 2007 Annual Report on Form 10-K. See also discussion in footnotes of the 2007 Summary Compensation Table.

     See the Compensation Discussion & Analysis above regarding additional material terms of grants.

Outstanding Equity Awards at Fiscal 2007 Year End

     The following table summarizes the equity awards held by the named executive officers as of December 31, 2007:

Name	Date	Option Awards (1)				Stock Awards (2)
		Number of	Number of	Option	Option	Number of Shares or	Market Value of
		Securities	Securities	Exercise Price	Expiration	Units of Stock That	Shares or Units of
		Underlying	Underlying	($)	Date	Have Not Vested	Stock That Have Not
		Unexercised	Unexercised			(#)	Vested
		options (#)	Options (#)				($)
		Exercisable	Un-exercisable
Sophocles N.
Zoullas	January		225,000 (1)	$17.80	January 12,
	12, 2007				2017
Chairman and
Chief Executive	October 4,					300,000 (2)	$7,965,000
Officer	2007

	December
	12, 2007					405,000 (2)	$10,752,750

Alan S.
Ginsberg	January		90,000 (1)	$17.80	January 12,
	12, 2007				2017
Chief Financial
Officer	October 4,					40,000 (2)	$1,062,000
	2007

	December
	12, 2007					8,230 (2)	$218,507

____________________

(1)	On January 12, 2007, the Company granted Mr. Zoullas options to purchase 225,000 shares of Company common stock and granted Mr. Ginsberg options to purchase 90,000 shares of Company common stock. The option exercise price of $17.80 per share was equal to the fair market value per share on the grant date. Each of the options granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant.

(2)	On October 4, 2007, the Company has granted Mr. Zoullas 300,000 restricted stock units of the Company and granted Mr. Ginsberg 40,000 restricted stock units of the Company. These restricted stock units were amended on November 9, 2007, to provide for vesting upon a termination without cause or for good reason within 24 months after a change in control, and to provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements. On December 12, 2007, the Company granted Mr. Zoullas 405,000 restricted stock units of the Company and granted Mr. Ginsberg 8,230 restricted stock units of the Company. Each of the restricted stock units granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant.

Option Exercises and Stock Vested for Fiscal 2007

      The following table summarizes the equity awards held by the named executive officers that vested during fiscal year ended December 31, 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Profits interests Acquired on Vesting (#) (1)	Value Realized on Vesting of Profits interests ($) (2)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting of Shares ($)
Sophocles N. Zoullas	—	—	750	—	—	—
Alan S. Ginsberg	—	—	150	—	—	—
____________________

(1)	This column represents the number of profits interests held by the named executive officers that vested during the year ended December 31, 2007. See discussion of these profits interests in the Compensation Discussion & Analysis and the footnotes to the Summary Compensation Table.

(2)	No immediate value is realized upon vesting of profits interests.

Potential Payments Upon Termination Or Change-In-Control

     As discussed in detail below under the heading “Employment Agreement with Sophocles N. Zoullas,” the Company entered into an employment agreement with our Chief Executive Officer. It provides that if we terminate Mr. Zoullas’ employment without cause or Mr. Zoullas terminates employment for good reason, then he is entitled to receive continuation of his base salary and health insurance for a period of one year following the termination.

     As discussed above, the Company granted to the named executive officers in fiscal year 2007, pursuant to its 2005 Stock Incentive Plan, stock options that vest in three equal annual installments. The option agreements provide that if the executive is terminated for any reason the options that are already vested are exercisable for 90 days. Under the 2005 Stock Incentive Plan, unless otherwise determined by the Compensation Committee or in an award agreement, upon a change of control (as defined in the plan) all unexercisable stock options shall become fully exercisable on the date of such change of control.

     The named executive officers received in 2007 Dividend Equivalent Rights, which also provide that if the executive is terminated for any reason the rights are forfeited.

     The Company has granted to the named executive officers, pursuant to its 2005 Stock Incentive Plan, restricted stock units of the Company that vest in three equal annual installments. Certain restricted stock units were granted on October 4, 2007 and amended on November 9, 2007 and other restricted stock units were granted on December 12, 2007. The restricted stock units provide that (i) if the executive is terminated on death or disability the unvested restricted stock units will vest and be paid out, (ii) if within 24 months following a change of control the executive is terminated without cause or terminates for good reason then the unvested restricted stock units will vest and be paid out.

     The restricted stock units as amended on November 9, 2007, and the December 12, 2007 restricted stock units also provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

     The following tables show the potential payments upon termination or change of control to the Chief Executive Officer and the Chief Financial Officer, determined as if such event took place on December 31, 2007.

Executive – Sophocles N. Zoullas	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason	Termination Without Cause or Quit for Good Reason Within 24 Months After Change of Control
Continuation of base salary for one year (period of severance)	X	X	X	$719,210(1)	$719,210(1)
Continuation of health benefits for period of severance	X	X	X	$31,923	$31,923
Vesting of stock options (2)	X	X	$1,968,750	X	$1,968,750
Vesting of restricted stock units (3)	X	$18,717,750	X	X	$18,717,750
280G Gross-Up (4)	X	X	X	X	$3,392,190
Executive – Alan S. Ginsberg	Termination for Cause, or Quit Without Good Reason	Death or Disability	Change of Control	Termination Without Cause or Quit for Good Reason	Termination Without Cause or Quit for Good Reason Within 24 Months After Change of Control
Vesting of stock options (2)	X	X	$787,500	X	$787,500
Vesting of restricted stock units (3)	X	$1,280,507	X	X	$1,280,507
280G Gross-Up (4)	X	X	X	X	X
____________________

(1)	Represents base salary as of December 31, 2007.

(2)	Through December 31, 2007, the Company granted Mr. Zoullas options to purchase 225,000 shares of Company common stock and to Mr. Ginsberg options to purchase 90,000 shares of Company common stock. The date of each grant was January 12, 2007, and the options have an exercise price of $17.80 per share of Company common stock, which was equal to the fair market value per share of the Company common stock on the grant date. Each of these options will terminate on January 12, 2017, and each of the options granted to Messrs. Zoullas and Ginsberg vest in three equal annual installments, commencing one year from the date of grant. As noted above, under the 2005 Stock Incentive Plan, unless otherwise determined by the Compensation Committee or in an award agreement, upon a change of control (as defined in the plan) all unexercisable stock options shall become fully exercisable on the date of such change of control. The amount above equals the number of unexercisable options held by the executive times the difference between $26.55, which was the closing price per share of Company common stock on December 31, 2007, and the exercise price.

(3)	Through December 31, 2007, the Company has granted to the named executive officers restricted stock units of the Company that vest in three equal annual installments. Certain restricted stock units were granted on October 4, 2007 and amended on November 9, 2007 and other restricted stock units were granted on December 12, 2007. The restricted stock units provide that (i) if the executive is terminated on death or disability the unvested restricted stock units will vest and be paid out, (ii) if within 24 months following a change of control the executive is terminated without cause or terminates for good reason then the unvested restricted stock units will vest and be paid out. The amount equals the number of unvested restricted stock units held by the executive times $26.55, which was the closing price per share of Company common stock on December 31, 2007.

(4)	The 280G gross-up amount consists of the excise tax on the excess parachute amount under Section 4999 of the Code plus federal, state and local income tax and excise tax on the gross-up. The parachute includes the value of vesting of stock options and restricted stock units assuming a cashout on December 31, 2007, and includes continuation of salary and health benefits for one year. The following assumptions were used to calculate payments for the 280G gross-up amount: (i) equity is valued based on closing price of Company stock on December 31, 2007 ($26.55); (ii) parachute payments for stock options and restricted stock units were valued using Treasury Regulation Section 1.280G-1, Q&A 24(c); and (iii) a Federal tax rate of 35%, NYS tax rate of 6.85% and NYC tax rate of 3.65% are assumed.

Employment Agreement with Sophocles N. Zoullas

     On March 1, 2005, we entered into an employment agreement with an original term of three years with Sophocles N. Zoullas pursuant to which Mr. Zoullas serves as our Chief Executive Officer. Either Mr. Zoullas or we may terminate the employment agreement for any reason on 30 days written prior notice. We may also terminate Mr. Zoullas' employment at any time for cause. On March 25, 2008, we and Mr. Zoullas entered into an amendment that extends the term of the employment agreement until June 1, 2008.

     Pursuant to the employment agreement, Mr. Zoullas receives a minimum base salary per year in the amount of $675,000. Mr. Zoullas is eligible to participate in a performance bonus pool, for senior executives, as well as discretionary amounts determined by the compensation committee of Eagle Ventures. Mr. Zoullas is entitled to participate in the benefit plans and fringe benefits provided generally to similarly situated senior executives. The employment agreement also provides that we will provide Mr. Zoullas with a life insurance policy during the term of the agreement with the amount and terms determined by mutual agreement.

     Pursuant to the employment agreement, Mr. Zoullas has been awarded a profits interest in Eagle Ventures which is designed to allow participation in profits realized in a sale or other exit event with respect to Eagle Ventures. This profits interest consists of "service points" and "performance points." Mr. Zoullas has received at least 75% of the profits interests that are awarded to senior management by the Compensation Committee of Eagle Ventures LLC. See discussion of these profits interests in the Compensation Discussion & Analysis and the footnotes to the Summary Compensation.

     In the event Mr. Zoullas terminates his employment for other than good reason, Mr. Zoullas is entitled to receive (i) his base salary earned but unpaid up to the date of termination, (ii) reimbursement of any expenses for which he was due reimbursement, (iii) any bonus actually earned for a completed year but unpaid as of the date of termination, and (iv) any benefits that he is then entitled to receive under benefit plans (collectively, (i), (ii), (iii) and (iv) are referred to as the "Accrued Benefits").

     In the event we terminate Mr. Zoullas' employment without cause or Mr. Zoullas terminates his employment for good reason, then in addition to the Accrued Benefits, Mr. Zoullas is entitled to receive continuation of his base salary (the "Severance Payments") for a period of one year following the effective date of such termination or the remaining term of his employment agreement, whichever is longer (the "Severance Period"). In addition, we will continue his health insurance (for Mr. Zoullas and his dependents) during the Severance Period. Mr. Zoullas does not receive Severance Payments in the event he materially breaches the employment agreement and such breach is not cured within 30 days of written notice from us. We may also terminate Mr. Zoullas' employment at any time for cause.

     In the event that his employment is terminated for cause, we are only obligated to provide Mr. Zoullas with the Accrued Benefits and the profits interest allocated to Mr. Zoullas is forfeited. Mr. Zoullas may terminate his employment with us at any time for good reason in which case he is entitled to receive the Accrued Benefits and health insurance during the Severance Period.

     If Mr. Zoullas dies or becomes disabled while employed by us, all of his rights under the employment agreement terminate except that we are required to pay Mr. Zoullas his Accrued Benefits.

     The employment agreement does not specifically provide for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive. However, restricted stock unit awards granted to Messrs. Zoullas and Ginsberg on October 4, 2007 were amended on November 9, 2007 to provide, among other things, for a gross-up for any excise taxes under Section 4999 of the Code imposed on excess parachute payments which may become payable to the executive, whether such payments arise with respect to accelerated vesting of the restricted stock units or under other plans or agreements.

REPORT OF THE AUDIT COMMITTEE

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's auditors. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are "independent", as provided under the applicable listing standards of the Nasdaq Global Market. The Audit Committee operates pursuant to a Charter that was adopted by the Board of Directors on June 3, 2005, as amended in November 2006. As set forth in the Charter, the Committee's job is one of oversight. Management is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is also responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing the annual financial statements, expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q and discussing with the Committee any issues they believe should be raised with the Committee.

     The Committee met with the Company's independent registered public accounting firm to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the year ended December 31, 2007. The Committee has considered and discussed with management and the independent registered public accounting firm (both alone and with management present) the audited financial statements as well as the independent registered public accounting firm's evaluation of the Company's internal control over financial reporting and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles, and the Committee reviewed and discussed the financial statements with management.

     The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees , as currently in effect. Finally, the Audit Committee has received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees , as currently in effect, and a formal written statement from the independent registered public accounting firm, confirmed by management, of the fees billed for audit services, and other non-audit services rendered by the independent registered public accounting firm for the most recent fiscal year. The Audit Committee has considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm's independence and has discussed with the independent registered public accounting firm their independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the field of auditing or accounting, including in respect of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee's activities do not provide an independent basis to determine that management has maintained appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's independent registered public accounting firm is in fact "independent."

     Based upon the Audit Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Charter, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

     Submitted by the Audit Committee of the Board of Directors:

               Joseph M. Cianciolo
               Douglas P. Haensel
               Forrest E. Wylie

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Eagle Bulk Shipping's voting common stock as of April 4, 2008 of:

  each person, group or entity known to Eagle Bulk Shipping to beneficially own more than 5% of our stock;
  each of our directors and director nominees;
  each of our Named Executive Officers;and
  all of our directors and executive officers as a group.

     As of the March 26, 2008, a total of 46,757,153 shares of common stock were outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on matters on which common shareholders are eligible to vote.

     The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the Securities and Exchange Commission governing the determination of beneficial ownership of securities. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of that security, or "investment power," which includes the power to dispose of or to direct the disposition of that security. A person is also deemed to be a beneficial owner of any securities as to which that person has a right to acquire beneficial ownership presently or within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed to be the beneficial owner of securities as to which that person has no economic interest.

Ownership of Common Stock

	Shares Beneficially Owned (1)
Name	Number	Percentage
Sophocles N. Zoullas (2)	259,676	*
Joseph M. Cianciolo (3)	27,667	*
David B. Hiley (4)	23,333	*
Douglas P. Haensel (5)	21,667	*
Alan S. Ginsberg (6)	49,439	*
Alexis P. Zoullas (7)	21,667	*
Jon Tomasson (8)	21,667	*
Forrest E. Wylie (9)	21,667	*
Directors and Executive Officers as
a group (8 persons)	445,783	*
OppenheimerFunds, Inc. (10)	2,966,849	6.35%

____________________

*	Percentage less than 1% of class.

(1)	Shares subject to options that are exercisable presently or within 60 days are considered outstanding for the purpose of determining the percent of the class held by the holder of such option, but not for the purpose of computing the percentage held by others.

(2)	Mr. Sophocles N. Zoullas’s beneficial ownership represents 184,676 shares of our common stock and options that are exercisable to purchase 75,000 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan.

(3)	Mr. Cianciolo's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 21,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 21,667 of which are currently exercisable. Mr. Cianciolo may also be deemed to be the beneficial owner of 1,000 shares of our common stock purchased in the open market.

(4)	Mr. Hiley's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 18,333 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 18,333 of which are currently exercisable.

(5)	Mr. Haensel's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(6)	Mr. Ginsberg’s beneficial ownership represents 19,439 shares of our common stock and options that are exercisable to purchase 30,000 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan.

(7)	Mr. Alexis P. Zoullas's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(8)	Mr. Tomasson's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(9)	Mr. Wylie's beneficial ownership represents 5,000 shares granted as restricted stock awards under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan and options to purchase 16,667 shares of our common stock granted under the Eagle Bulk Shipping Inc. 2005 Stock Incentive Plan, all 16,667 of which are currently exercisable.

(10)	The beneficial ownership is based on latest available filing on Schedule 13G made or other relevant filings made with the U.S. Securities and Exchange Commission.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Approval Policy

     It is the Company's policy to enter into or ratify "Related Person Transactions" only when the Board of Directors, acting through the Audit Committee, determines that the Related Person Transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. A "Related Person Transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company is, was or will be a participant and the amount involved exceeds $120,000, and in which any "Related Person" (as defined in relevant SEC rules) had, has or will have a direct or indirect material interest. A Related Person Transaction includes, but is not limited to, situations where the Company may obtain products or services of a nature, quantity or quality, or on other terms, that are not readily available from alternative sources or when the Company provides products or services to Related Persons on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally. In light of the small number of directors of the Board of Directors, approval of Related Person Transactions currently is communicated orally. The Audit Committee is in the process of adopting written procedures for the review, approval or ratification of Related Person Transactions. The relationship with Kelso & Company predates the Company's policy on Related Person Transactions.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee has appointed the firm of Ernst & Young LLP as the Company's independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping for the fiscal year ending December 31, 2008 and recommends that shareholders vote to ratify this appointment. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

     If the shareholders fail to ratify the selection, the Audit Committee will reconsider its selection of auditors. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Fees to Independent Registered Public Accounting Firm

     As outlined in the table below, we incurred the following fees for the fiscal years ended December 31, 2007 and December 31, 2006, respectively, for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements and for audit-related services, tax services and all other services, as applicable.

Type of Fees	2007	2006
Audit Fees	$ 541,000	$ 491,000
Audit-Related Fees	$ 0	$ 0
Tax Fees	$ 60,000	$ 61,000
All Other Fees	$ 0	$ 0
Total	$ 601,000	$ 552,000

     Audit fees for fiscal year 2007 and 2006 include professional services rendered by Ernst & Young LLP for the annual audit of the Company’s financial statements and internal controls, the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services related to our secondary offerings in 2006 and 2007.

     Tax fees for fiscal years 2007 and 2006 related to tax planning and tax compliance services.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" PROPOSAL NO. 2, THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS EAGLE BULK SHIPPING'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008.

SHAREHOLDER PROPOSALS FOR THE
2009 ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder desiring to present a proposal for inclusion in the proxy statement for the Company's 2009 Annual Meeting of Shareholders must deliver the proposal to the Secretary of the Company not later than December 8, 2009. Only those proposals that comply with Eagle Bulk Shipping's By-Laws and the requirements of Rule 14a-8 of the Exchange Act of 1934, as amended, will be included in the Company's proxy statement for the 2009 Annual Meeting of Shareholders.

     Shareholders may present proposals that are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified in the Company's amended and restated by-laws which have been filed as Exhibit 3.2 to our registration statement on Form S-1 (as amended on June 22, 2005) and are available in print upon request from the Secretary. Our amended and restate by-laws require all shareholders who intend to make proposals at an annual meeting of shareholders to submit their proposals to the Secretary not fewer than 90 and not more than 120 days before the anniversary date of the previous year’s annual meeting of shareholders. The by-laws also provide that nominations for director may only be made by the Board of Directors (or an authorized Board of Directors committee) or by a shareholder of record entitled to vote who sends notice to the Secretary not fewer than 90 nor more than 120 days before the anniversary date of the previous year’s annual meeting of shareholders. Any nomination by a shareholder must comply with the procedures specified in the Company’s by-laws. To be eligible for consideration at the 2009 Annual Meeting, proposals that have not been submitted by the deadline for inclusion in the proxy statement and any nominations for director must be received by the Secretary between January 23, 2009 and February 22, 2009. This advance notice period is intended to allow all shareholders an opportunity to consider all business and nominees expected to be considered at the meeting.

     All submissions to, or requests from, the Secretary should be made to: Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

COMPLIANCE WITH SECTION 16(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16(a) of the Exchange Act and the rules thereunder, the Company's executive officers and directors and persons who own more than 10% of a registered class of Eagle Bulk Shipping's equity securities are required to file with the Securities and Exchange Commission reports of their ownership of, and transactions in, the Company's common stock. Based solely on a review of copies of such reports furnished to the Company, and written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2007 its executive officers and directors complied with the Section 16(a) requirements.

IMPORTANT NOTICE REGARDING DELIVERY
OF SHAREHOLDER DOCUMENTS

     The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy proxy material delivery requirements with respect to two or more shareholders sharing the same address by delivering a single proxy statement and annual report addressed to those shareholders. This process, which is referred to as “householding,” potentially provides extra convenience for shareholders and reduces printing and postage costs for companies.

     The Company and some brokers utilize the householding process for proxy materials. In accordance with a notice sent to certain shareholders who share a single address, only one copy of this Proxy Statement and the Company’s 2007 Annual Report is being sent to that address, unless we received contrary instructions from any shareholder at that address. Shareholders who participate in householding will continue to receive separate proxy cards. Householding will continue until you are notified otherwise or until one or more shareholders at your address revokes consent. If you revoke consent, you will be removed from the householding program within 30 days of receipt of the revocation. If you hold your Company stock in “street name,” additional information regarding householding of proxy materials should be forwarded to you by your broker.

     If you wish to receive a separate copy of this proxy statement or the Company’s 2007 Annual Report, or would like to receive separate proxy statements and annual reports in the future, or if you are receiving multiple copies of annual reports and proxy statements at an address shared with another shareholder and would like to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Alan S. Ginsberg, Secretary of Eagle Bulk Shipping, Inc., at 477 Madison Avenue, Suite 1405, New York, New York 10022.

OTHER MATTERS

     At the date of this proxy statement, management was not aware that any matters not referred to in this proxy statement would be presented for action at the Annual Meeting. If any other matters should come before the Annual Meeting, the persons named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment, unless otherwise restricted by law.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: April 8, 2008

EAGLE BULK SHIPPING INC. 477 MADISON AVENUE NEW YORK, NY 10022
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Eagle Bulk Shipping Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Eagle Bulk Shipping Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	EGLBL1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
EAGLE BULK SHIPPING INC.

A	Election of Directors — The Board of Directors recommends a vote FOR all the listed nominees.
1.	Nominees:
	01)	Douglas P. Haensel
	02)	Alexis P. Zoullas

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

O	O	O

B	Ratification of Appointment of Independent Registered Public Accounting Firm — The Board of Directors recommends a vote FOR Proposal 2.	For	Against	Abstain

2.	The Board has selected the firm of Ernst & Young LLP as the Company’s independent registered public accounting firm to audit the financial statements of Eagle Bulk Shipping Inc. for the fiscal year ending December 31, 2008 and recommends that shareholders vote for ratification of this appointment.	O	O	O

If you receive more than one proxy card, please vote with respect to each card you receive. Please date and sign each card and return all proxy cards in the enclosed envelope. Your vote is important.

C	Non-Voting Items	Yes	No

Please indicate if you plan to attend this meeting.		O	O

D	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

è	PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.	è

Eagle Bulk Shipping Inc. 2008 Annual Meeting Proxy Card

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 22, 2008
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sophocles N. Zoullas and Alan S. Ginsberg, or either of them, each with full power of substitution, as proxies to represent and vote as designated on the reverse side, all of the shares of Common Stock of Eagle Bulk Shipping Inc. held of record by the undersigned on March 26, 2008, at the Annual Meeting of Shareholders to be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 at 10:00 a.m., local time, on Thursday, May 22, 2008, or at any adjournment or postponement thereof.

This proxy may be revoked at any time before it is exercised.

All shares of Common Stock of Eagle Bulk Shipping Inc. will be voted as specified. Unless otherwise specified, this proxy, when properly executed, will be voted “FOR ALL NOMINEES” in Proposal No. 1 for election as directors and “FOR” Proposal No. 2 to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2008. If any other matter is properly presented at the Annual Meeting of Shareholders, this proxy will be voted in accordance with the judgment of the persons appointed as proxies.

YOUR VOTE IS IMPORTANT

PLEASE SIGN AND DATE THE PROXY ON REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE